UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2006
PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 Clayton Road	63117
Richmond Heights, MO	(Zip Code)
(Address of principal executive offices)
314-633-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Compensation of Executive Officers
     On March 9, 2006, the Compensation and Stock Option Committee of the Board of Directors of Panera Bread Company (the “Company”) approved (1) the bonus award in respect of fiscal year 2005, (2) the 2006 annual base salary and (3) the 2006 target bonus for Ronald M. Shaich, Chairman of the Board and Chief Executive Officer of the Company. Additionally, on March 14, 2006 the Compensation and Stock Option Committee, in consultation with the Company’s Chief Executive Officer, approved, for each of the Company’s named executive officers other than its Chief Executive Officer, (1) the bonus award in respect of fiscal year 2005, (2) the 2006 annual base salary and (3) the 2006 target bonus.
     The bonus awards in respect of fiscal year 2005, the 2006 annual base salaries and the 2006 target and potential bonus awards for the Company’s named executive officers are set forth in the following table.

	2005 Bonus	2006 Annual	2006
Name and Title of Named Executive Officer	Award	Base Salary	Target Bonus
Ronald M. Shaich	$600,000	$500,000	100%
Chairman and Chief Executive Officer
Mark A. Borland	$151,000	$310,200	40%
Senior Vice President, Chief Supply Chain Officer
Scott G. Davis	$163,750	$310,200	40%
Senior Vice President, Chief Concept Officer
Michael J. Kupstas	$145,000	$310,200	40%
Senior Vice President, Chief Franchise Officer
Neal J. Yanofsky	$303,437	$450,000	50%
Executive Vice President, Chief Administrative Officer
     The 2005 bonus awards were made based on the 2005 target bonuses for each named executive officer established by the Compensation and Stock Option Committee in March 2005. The 2005 bonus awards were based on the performance of each named executive officer against individual goals, operating group performance and other subjective criteria as well as overall Company performance.
     In determining the 2006 target bonus amounts, the Compensation and Stock Option Committee considered comparable industry overall compensation packages, performance against individual goals and Company performance. Based on these factors, the Chief Executive Officer will receive a bonus in a predetermined amount if the Company achieves its financial and strategic objectives for the fiscal year, including a pre-tax earnings target specified in the Company’s financial performance plan for the year. His target bonus is reduced or increased if the Company falls short of, or exceeds, the objectives by predetermined percentages, and may be further adjusted either up or down based on a subjective evaluation of such performance. Bonuses for the Company’s other executive officers are based on his performance against individual goals, operating group performance and other subjective criteria as well as overall Company performance, with a target bonus generally in the range of 30% to 50% of the individual’s base salary. Each executive officer’s (including the Chief Executive Officer’s) maximum potential bonus opportunity is equal to twice the amount of the target bonus opportunity.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On March 9, 2006, the Board of Directors of the Company further amended and restated the Company’s Amended and Restated By-laws, primarily to update and modernize the bylaws. The Second Amended and Restated By-laws amend and restate in their entirety the Company’s Amended and Restated By-laws.
     Substantive changes in the Second Amended and Restated By-laws include the following:
•	the addition of provisions permitting electronic transmission of Company and stockholder notices, stockholder voting and proxies, and director consents (Sections 1.4, 1.5, 1.8, 1.10, 1.11 and 2.14);

•	changes to the provisions governing the classification and composition of the Company’s Board of Directors (Sections 2.2, 2.3 and 2.4) in order to make them consistent with the Company’s certificate of incorporation;

•	changes to the provisions relating to Directors Emeritus (Section 2.17) to clarify the process for the election of Directors Emeritus, the role of Directors Emeritus and their responsibilities and duties;

•	changes to Sections 3.7, 3.10, 3.11 and 3.12 to eliminate the position of Co-Chairman of the Board and to clarify the process for electing and removing the Company’s other officers; and

•	a change to the provision governing the Company’s fiscal year (Section 5.1) to reflect the fiscal year currently used by the Company.
     In addition, the Second Amended and Restated By-laws include the following new provisions:
•	provisions governing the conduct of stockholder meetings (Section 1.12) that are consistent with the Company’s certificate of incorporation and that clarify the procedures for the conduct of stockholder meetings;

•	provisions governing stockholder actions by written consent (Section 1.13) that are consistent with the Company’s certificate of incorporation and that clarify the process for determining the stockholders entitled to consent to corporate action in writing and the validity of such written consents; and

•	provisions that specify the powers and duties of the Company’s Chief Executive Officer and President (Sections 3.8 and 3.9).
     The description above is qualified in its entirety by reference to the Second Amended and Restated By-laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03. A copy of the Company’s Amended and Restated By-laws as previously in effect is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits.
See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: March 15, 2006	By:	/s/ Mark E. Hood

	Name:	Mark E. Hood
	Title:	Senior Vice President,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.2*	Second Amended and Restated By-laws of the Registrant, as adopted on March 8, 2006 and as currently in effect.

3.3
Amended and Restated By-laws of the Registrant, as amended through March 5, 2004 and as previously in effect. Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 27, 2003.

*	Filed herewith.